UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 9, 2009 (June 8, 2009)

The Nielsen Company B.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	333-142546-29	98-0366864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

770 Broadway New York, New York 10003 (646) 654 5000	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2009, The Nielsen Company B.V. (“Nielsen” or the “Company”) announced that Nielsen Finance LLC (“Nielsen Finance”), its wholly owned subsidiary, entered into a Senior Secured Loan Agreement, dated June 8, 2009 (the “Loan Agreement”), by and among Nielsen Finance, the Guarantors party thereto from time to time, Goldman Sachs Lending Partners LLC, as Administrative Agent, and the Lenders party thereto from time to time. A copy of the Loan Agreement is attached hereto as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1* — Senior Secured Loan Agreement, dated June 8, 2009, by and among Nielsen Finance LLC, the Guarantors party thereto from time to time, Goldman Sachs Lending Partners LLC, as Administrative Agent, and the Lenders party thereto from time to time.

* Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2009	THE NIELSEN COMPANY B.V.

	By:	/s/ David E. Berger
	Name:	David E. Berger
	Title:	Senior Vice President and Corporate Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Senior Secured Loan Agreement, dated June 8, 2009, by and among Nielsen Finance LLC, the Guarantors party thereto from time to time, Goldman Sachs Lending Partners LLC, as Administrative Agent, and the Lenders party thereto from time to time.

* Filed herewith